Sprott Physical Platinum and Palladium Trust F-10

Exhibit 5.1

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, ON M5H 2S5

Canada

Tel 416-777-8500

Fax 416-777-8818

Consent of Independent Registered Public Accounting Firm

To Sprott Asset Management LP, Manager of Sprott Physical Platinum and Palladium Trust

We consent to the use of:

•	our report dated March 18, 2022, on the financial statements of Sprott Physical Platinum and Palladium Trust (the “Trust”), which comprise the statements of financial position as at December 31, 2021 and December 31, 2020, the related statements of comprehensive income (loss), changes in equity and cash flows for each of the years ended December 31, 2021 and December 31, 2020 and the related notes, and
•	our report dated March 18, 2022 on the effectiveness of internal control over financial reporting of the Trust as of December 31, 2021.

each which are incorporated by reference in the Registration Statement on Form F-10 dated August 15, 2022 of the Trust.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

August 15, 2022

Toronto, Canada